LMI Aerospace, Inc. 8-K

Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

LMI Aerospace, Inc.

A Missouri Corporation

AMENDED AND RESTATED

BYLAWS

OF

LMI Aerospace, Inc.

A Missouri Corporation

ARTICLE I
OFFICES

Section 1.1.     Registered Office and Registered Agent: The registered office of LMI Aerospace, Inc. (the “Corporation”), required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri, may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent, as provided by law. The registered agent shall be the registered agent on file for the Corporation in the Missouri Secretary of State’s office, and such registered agent may be changed from time to time by the Board of Directors.

Section 1.2.     Corporate Offices: The Corporation may have such corporate offices anywhere within or without the State of Missouri as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 2.1.     Annual Meeting: The annual meeting of the shareholders shall be held at ten o’clock a.m., local time, on the second Monday in January of each year, or on such other dates or at such other times as the Board of Directors may determine by resolution. The purpose of the annual meeting shall be to elect directors and transact such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2.2.     Special Meetings: Special meetings of the shareholders may be held for any purpose or purposes, unless otherwise prescribed by law, and may be called by the President, the Board of Directors, or the holders of not less than one-fifth of all outstanding shares of the Corporation entitled to vote at such meeting. Business transacted at all special meetings of shareholders shall be confined to the purpose or purposes stated in the notice of such meeting, unless the transaction of other business is consented to by the holders of all of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

Section 2.3.     Place of Meetings: The Board of Directors shall designate the place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders. The person or persons calling any special meeting of the shareholders may designate any place, either within or without the State of Missouri, for such special meeting. If no designation is made, the place of the meeting for any annual meeting or special meeting of the shareholders shall be the principal business office of the Corporation.

Section 2.4.     Notice of Meetings: Written or printed notice of each meeting of the shareholders stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than 10 days or more than 70 days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. Written notice shall include, but not be limited to, notice by electronic transmission which means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

Section 2.5.     Waiver of Notice: Whenever any notice is required to be given to any shareholder under these Bylaws, the Articles of Incorporation or any applicable law, a waiver thereof in writing signed by such shareholder, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where such shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.6.     Voting List: The Secretary shall make, at least 10 days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of 10 days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list, share ledger, or transfer book and to vote at any meeting of the shareholders. Failure to comply with this Section shall not affect the validity of any action taken at any meeting of shareholders.

Section 2.7.     Quorum: Unless a larger number is provided by applicable law, the Articles of Incorporation, or these Bylaws, a majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders. If less than a quorum are represented at said meeting, a majority of the shares so represented may adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that could have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until the adjournment thereof notwithstanding the subsequent withdrawal of shareholders representing enough shares to leave less than a quorum.

2

Section 2.8.     Adjournment of Meetings: In addition to adjournment of a shareholders meeting at which a quorum is not present, a meeting may otherwise be adjourned to a specified date not longer than ninety (90) days after such adjournment or to another place. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than ninety (90) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. A shareholder’s meeting may be postponed by resolution of the board of directors to a specified date up to a date ninety (90) days after such postponement or to another place, provided notice of the date and place of the postponed meeting is given to each shareholder of record entitled to vote at the meeting.

Section 2.9.     Vote Required for Shareholder Action: If a quorum is present at a meeting of shareholders, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number is required by applicable law, the Articles of Incorporation or these Bylaws.

Section 2.10.     Proxies: At any meeting of the shareholders, every shareholder entitled to vote at such meeting may vote either in person or by executed proxy. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing a written revocation or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.11.     Votes per Share: Except as provided by law or in the Articles of Incorporation, each outstanding share shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

Section 2.12.     Voting of Shares by Certain Shareholders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of such a governing provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the deceased person’s personal representative either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. No person shall be admitted to vote on any shares belonging to the Corporation or an entity controlled by the Corporation.

3

Section 2.13.     Non-Cumulative Voting: Cumulative voting is not allowed in the election of directors.

Section 2.14.     Action by Consent of Shareholders: Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held and may be stated as such in any certificate or document filed under The General and Business Corporation Law of Missouri. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

ARTICLE III
DIRECTORS

Section 3.1.     General Powers: The property and business of the Corporation shall be controlled and managed by the Board of Directors. The Board of Directors may exercise all powers of the Corporation and do all lawful acts and things that are not by law, the Articles of Incorporation, or these Bylaws, directed or required to be exercised or done by the shareholders or some particular officer of the Corporation.

Section 3.2.      Number and Qualification: The number of directors to constitute the Board of Directors shall be two (2) or such other number not less than one (1) as may be from time to time established by amendment of these Bylaws. Directors need not be residents of the State of Missouri and need not be shareholders of the Corporation. Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified, except as otherwise provided by law or these Bylaws.

Section 3.3.     Annual Meeting and Regular Meetings: The annual meeting of the Board of Directors may be held without notice immediately after the adjournment of, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution fixing the time and place thereof, either within or without the State of Missouri, for holding of additional regular meetings of the Board of Directors without other notice than such resolution. If no designation is made, the place of the meeting for any additional regular meeting of the Board of Directors shall be the principal business office of the Corporation. Any business may be transacted at a regular meeting.

Section 3.4.     Special Meetings:

Special meetings of the Board of Directors may be called by the President or by any director. Notice of such special meeting shall be given to each director in any one of the following ways:

(a)          Written notice properly addressed to each director’s business or residence address as indicated in the records of the Corporation, deposited in the United States mail, postage prepaid, at least 3 days in advance of such meeting. It is the personal responsibility of each director to keep his or her address current on the corporate records.

4

(b)          In person or by telegram, cablegram, electronic or facsimile transmission sent to each director’s business or residence address as it appears in the records of the Corporation at least 24 hours in advance of such meeting.

The notice of such meeting may be given by the President, the Secretary or by any director. Such meetings shall be held within or without the State of Missouri and at such time and place as indicated in the notice or waiver of notice thereof; provided; however, if no designation is made, the place of the meeting shall be the principal business office of the Corporation. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 3.5.     Waiver of Notice: Whenever any notice is required to be given to any director under the provisions of these Bylaws, or of the Articles of Incorporation or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.6.     Telephone Meetings: Members of the Board of Directors or any committee designated by the Board of Directors may participate in any meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 3.7.     Quorum: Unless a greater number is required by applicable law, the Articles of Incorporation, or these Bylaws, a majority of the number of directors fixed as the full Board of Directors by these Bylaws shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at a meeting may successively adjourn the meeting from time to time without further notice.

Section 3.8.     Vote Required for Director Action: The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these Bylaws.

Section 3.9.     Removal: Directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Such meeting shall be held at the registered office or principal business office of the Corporation in the State of Missouri.

Section 3.10.     Vacancies: Unless otherwise provided in the Articles of Incorporation, vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the Corporation.

5

Section 3.11.     Compensation: Each director may be reimbursed for the expenses, if any, incurred by him or her in attending each meeting of the Board of Directors, and may be paid such compensation as the Board of Directors may from time to time determine.

Section 3.12.     Action by Consent of Directors: Any action which is required to or may be taken at a meeting of the Board of Directors or of any committee of the Board of Directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting held, and may be stated as such in any certificate or document filed under The General Business and Corporation Law of Missouri. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of the committee as the case may be.

Section 3.13.     Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate two (2) or more directors to constitute a committee. Each such committee, to the extent provided herein or in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; provided, however, that any or all members of each such committee may be removed at any time, with or without cause, by vote of a majority of the full Board of Directors. Unless the Board of Directors provides for a greater number, a majority of the members constituting each such committee shall be a quorum and the act of such majority shall be the act of such committee. Each committee shall keep records of its proceedings and shall report the same to the full Board of Directors at its next regular meeting. Vacancies in a committee shall be filled by the Board of Directors. The designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him/her by The General Business and Corporation Law of Missouri.

ARTICLE IV
OFFICERS

Section 4.1.     Number: The officers of the Corporation shall be a President and a Secretary and such other officers and assistant officers as the Board of Directors or the President may from time to time appoint. Any two or more offices may be held by the same person.

Section 4.2.     Election and Term of Office: The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors or as soon thereafter as is convenient. Vacancies in such offices may be filled, and new offices may be created and filled, at any meeting of the Board of Directors. New offices may also be created and filled by the President. Each officer shall hold office until such officer’s successor has been duly elected or appointed, or until such officer’s death, resignation, or removal in the manner hereinafter provided.

Section 4.3.     President and Vice Presidents: The President shall preside at all meetings of the shareholders and the Board of Directors. The President or any Vice President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President or any Vice President may sign, with the Treasurer or an Assistant Treasurer, or with the Secretary or an Assistant Secretary, certificates of stock of the Corporation. The President shall have such additional powers and duties as may be prescribed by the Board of Directors and any Vice President shall have such additional powers and duties as may be prescribed by the President.

6

Section 4.4.     Secretary: The Secretary shall record the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; he or she shall be custodian of the records; he or she may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he or she shall perform all duties incident to the office of a Secretary of a corporation, and such other duties assigned to him or her by the Board of Directors or by the President.

Section 4.5.     Treasurer: The Treasurer shall have charge of, and be responsible for, all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he or she shall perform all duties incident to the office of a Treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President.

Section 4.6.     Subordinate Officers: The Board of Directors or the President may appoint such subordinate officers as it or s/he may deem desirable, including but not limited to one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall hold office for such period, have such authority and perform such duties as the President or Board of Directors may prescribe. The President or Board of Directors may authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

Section 4.7.     Removal: Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.8.     Resignation: Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, then upon receipt of the notice. The acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 4.9.     Absence or Disability: In the case of absence or disability of an officer of the Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate the power and duties of the absent or disabled officer to any other officer or to any director for such period of time as the Board of Directors may deem appropriate.

7

ARTICLE V
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1.     Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

Section 5.2.     Loans: No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.3.     Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5.4.     Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

Section 5.5.     Guarantees: The Board of Directors may authorize the Corporation to make contracts and guarantees, including but not limited to guarantees of the capital stock, bonds, or other securities, evidences of indebtedness and other debts and obligations issued by any other corporation of the State of Missouri or any other state, or issued by any state or any political subdivision thereof, regardless of whether such corporation is a parent company, a subsidiary, or otherwise.

ARTICLE VI
CAPITAL STOCK

Section 6.1.     Certificates for Shares: The certificates for shares of stock of the Corporation shall be numbered consecutively, shall be dated, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person or entity to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person or entity to whom it is issued and the number of shares represented thereby. It shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed. In the event any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

8

Section 6.2.     Transfers of Shares: Transfers of shares of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender for cancellation of the certificate of such shares.

Section 6.3.     Holders of Record: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person or persons whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 6.4.     Lost Certificates: The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of any certificate representing shares of stock of the Corporation. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed; provided that the Board of Directors may require the owner of the lost or destroyed certificate to make an affidavit or affirmation of that fact and to give the Corporation an indemnity agreement in such form and with such security, if any, as the Board of Directors may require, whereupon a new certificate may, in the absolute discretion of the Board of Directors, be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 6.5.     Legends: All certificates for shares of stock of the Corporation shall have placed thereon any legend or legends which counsel for the Corporation deems appropriate or desirable, including for the purpose of compliance with state or federal securities laws.

Section 6.6.     Closing of Transfer Books and Fixing of Record Date: The Board of Directors shall have the power to close the transfer books of the Corporation for a period not exceeding 70 days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or entitled to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversation or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of the shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened will be entitled to vote at the meeting, and any adjournment of the meeting.

9

Section 6.7.     Transfer Agents and Registrars: The stock record book and other transfer records of the Corporation shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

Section 6.8.     Regulations: The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of Missouri, the Articles of Incorporation or these Bylaws.

ARTICLE VII
DIVIDENDS

Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

ARTICLE VIII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 8.1.     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

10

Section 8.2.     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 8.3.     To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.1 and 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 8.4.     Any indemnification under Sections 8.1 and 8.2 (unless ordered by a Court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 8.1 and 8.2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

Section 8.5.     Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized herein.

Section 8.6.     The indemnification and advancement of expenses provided by, or granted pursuant to, other sections of this Article VIII shall not be deemed exclusive of any other rights to which officers or directors seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

11

Section 8.7.     The Corporation shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other sections of this Article VIII to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this Section 8.7 shall be deemed to limit the power of the Corporation to enact bylaws or to enter into agreements without shareholder adoption of the same.

Section 8.8.     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

Section 8.9.     For the purposes of this section, references to “the Corporation” include all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 8.10.     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

Section 8.11.     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, including, but not limited to, a person who ceases to be a director, officer, employee or agent due to the resignation of such person prior to the initiation of any action, suit or proceeding referred to in Sections 8.1 and 8.2, and shall inure to the benefit of the heirs, executors and administrators of such a person.

12

Section 8.12.     The Corporation shall, to the fullest extent permitted by Section 351.355 of the General and Business Corporation Law of the State of Missouri, as the same may be amended and supplemented from time to time, indemnify all officers and directors whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, or any successor section thereto.

ARTICLE IX
GENERAL

Section 9.1.     Fiscal Year: The fiscal year of the Corporation shall be determined by resolution of the Board of Directors. If no fiscal year is specified by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December in each year.

Section 9.2.     Books and Records: The Corporation shall keep at its registered office or principal place of business in the State of Missouri, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of such shares with the date of transfer, the amount of its assets and liabilities, minutes of proceedings of its shareholders and Board of Directors, and the names and places of residence of its directors and officers, and from time to time such other or additional records, statements, lists and information as may be required by law.

Section 9.3.     Inspection of Books and Records: If a shareholder demands to inspect the records of the Corporation pursuant to any statutory or other legal right, such shareholder shall be privileged to inspect such records during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the Corporation. A shareholder may delegate his right of inspection to a certified or public accountant on the condition, to be enforced at the option of the Corporation, that the shareholder and accountant agree with the Corporation to furnish to the Corporation promptly a true and correct copy of each report with respect to such inspection made by such accountant. No shareholder shall use, permit to be used, or acquiesce in the use by others, of any information so obtained to the detriment of the Corporation, nor shall such shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the Corporation. The Corporation, as a condition precedent to any shareholder’s inspection of the records of the Corporation, may require the shareholder to indemnify the Corporation, in such manner and for such amount as may be determined by the Board of Directors, against any loss or damage which may be suffered by the Corporation arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained during the course of such inspection.

13

Section 9.4.     Stock In Other Corporations: Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver, on behalf of the Corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

ARTICLE X
AMENDMENTS

Subject to the rights of the shareholders to amend these Bylaws, as described in the Articles of Incorporation, these Bylaws may be altered, amended, repealed or new Bylaws may be adopted by the affirmative vote of a majority of the full Board of Directors at any meeting of the Board of Directors called for that purpose.

CERTIFICATION

The above and foregoing is a true and correct copy of the Bylaws of LMI Aerospace, Inc.

By:	/s/ Clifford C. Stebe, Jr.
Name: Clifford C. Stebe, Jr.
Title: Vice President

14